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Exhibit 10.38 Lease Reservation Agreement, dated January 28, 1998, between
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Suzuyo & Co., Ltd., a Japanese corporation and the registrant
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                          LEASE RESERVATION AGREEMENT
                          ---------------------------

THIS AGREEMENT is entered into on this 28th day of January, 1998 by and between Suzuyo & Co., Ltd., a Japanese corporation having its principal office at 11-1 Irifunecho, Shimizu-shi, Shizuoka-ken, Japan ("Lessor") and Viking Office Products, Inc., a California corporation having its principal office at 950 West 190th Street, Torrance, California, U.S.A. ("Lessee").

WITNESSETH:

WHEREAS, Lessee desires to have constructed by Lessor a facility (the "Building", as further defined below) for use by Lessee or its affiliate to serve as its warehouse, office and distribution centre in Shizuoka Prefecture, Japan;

WHEREAS, in order to achieve such purpose, Lessee has requested Lessor to construct the Building for the purpose of leasing the same to Lessee;

WHEREAS, in view of the above commitment made by the respective parties, said parties wish to set forth in further detail the terms and conditions concerning the lease of the Building by Lessee or its affiliate and performance obligations and guarantees of Lessor and Lessee in respect of said Building;

WHEREAS, Lessee expects to retain Lessor to perform certain warehousing and distribution services with respect to Lessee's business in Japan based at the Building pursuant to a service agreement to be executed between the parties (the "Service Agreement");

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1  DEFINITIONS


1.1 As used in this Agreement, the following words shall have the following definitions:

     "Actual Completion" shall mean that construction of the Building has been completed in accordance with the terms and conditions set forth in the Plans and Specifications and the Construction Contract, that the Completion Certificate and the Inspection Certificate have been issued and that all conditions precedent to Lessee's obligation to enter into the Lease and accept delivery of the Building have been satisfied;

     "Agreed Start Date" shall have the meaning set forth in Article 2.1 hereof.

     "Building" shall mean (i) the warehouse and distribution facilities comprising approximately 2,977.3 tsubo (9,842.25 square metres) and loading dock space and (ii) the office facilities comprising approximately 149.9 tsubo (approximately [495.63] square metres) located on two floors, to be constructed on the Land, and (iii) all necessary access roads, truck/trailer yards, grounds, etc., all as further defined by the agreed Plans and Specifications and includes all connections to providers of electricity, gas, water, sewage, telecommunications (including ISDN and optic fibers) and other utilities services;

     "Building Works Commencement Date" shall mean that date on which construction of the Building has begun and which shall be no later than April 1, 1998, and the Lessor shall provide notice of that date in writing to the Lessee;

     "Completion Commitment Date" shall mean the earlier of the date of anticipated substantial completion of the Building as notified by the Lessor to the Lessee pursuant to Article 3.4 hereof or December 31, 1998.

     "Completion Certificate" shall mean the certificate to be issued by the Project Manager pursuant to the
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     Construction Contract following a final inspection of the Building certifying that construction of the Building has been completed and said building conforms to the Plans and Specifications, subject to minor items that, alone or in combination, do not interfere with Lessee's occupation of the Building for the purposes of installing the MHE and using the Building for its intended purposes;

     "Construction Contract" shall mean the contract for the construction of the Building entered into between Lessor and its Contractor at the request of Lessee and Lessor, as approved by the Lessee;

     "Contractor" shall mean Suzuyo Construction Co., Ltd., a Japanese corporation having its principal place of business located at 11-1 Irifunecho, Shimizu-shi, Shizuoka-ken, Japan;

     "Controlled Affiliate" shall mean, with respect to any party, any corporation that is incorporated under the laws of Japan and that is directly or indirectly controlled by or under common control with such party, and for such purpose "control" shall mean the power to direct or cause direction of the management and policies of a corporation.

     "Hazardous Materials" shall mean any hazardous or toxic material, substance or waste which is defined by those or similar terms and which is regulated as such under any statute, law, ordinance, rule or regulation of any local, prefectural, or national authority having jurisdiction over the Premises or its use;

     "Inspection Certificate" shall mean the certificate or certificates, as the case may be, to be issued by the competent governmental authorities certifying that the Building has been inspected and has passed all legal requirements necessary for occupancy;

     "Interior Works" shall mean all plumbing, wiring, equipment, facilities, offices, machinery, fire protection equipment and other safety-related equipment required by law, Lessor Lighting, and the like not included in the Plans and Specifications and which Lessee deems, in its reasonable discretion, necessary to use the Building for its intended purposes and to be specified in an Exhibit to be mutually agreed hereafter no later than the Building Works Commencement Date, but excludes Material Handling Equipment;

     "Land" shall mean the adjacent parcels of land that in the aggregate are either owned in freehold by or leased to the Lessor at Fuji City, Shizuoka Prefecture and further defined in Exhibit "B" attached hereto and made a part of this Agreement;

     "Lease" shall mean the lease of the Building by Lessee, which lease shall come into full force and effect in accordance with the terms and conditions of this Agreement pursuant to Article 4.1;

     "Lease Contract" shall mean the written contract entered into by the Lessor and the Lessee or its Controlled Affiliate setting forth in further detail the terms and conditions of the Lease in accordance with this Agreement;

     "Leased Parcels" shall have the meaning set forth in Article 9.3 hereof.

     "Lessee Lighting" shall mean lighting, other than Lessor Lighting, to be installed as Lessee determines appropriate in or on the MHE.

     "Lessor Lighting" shall mean the lighting and related electrical equipment to be suspended from the ceiling of the Building and placed in locations to be designated by the Lessee specified in the Plans and Specifications and in any event in an intensity at the floor of the Building of no less than 150 lux for the Net Usable Warehouse Space and 600 lux for the Office Space.

     "Lessor's Net Book Value" shall mean Lessor's net book value calculated in accordance with generally accepted accounting principles in Japan;

     "Lessor Parcel" shall have the meaning set forth in Article 9.3 hereof.

     "Lessor's Net Book Value" shall mean Lessor's net book value calculated in accordance with generally accepted accounting principles in Japan;
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                                      -3-

     "Lighting" shall mean the Lessee Lighting and the Lessor Lighting.

     "Liquidated Damages Rate" shall have the meaning set forth in Article 3.5 hereof.

     "Material Handling Equipment" or "MHE" shall mean the rack-supported mezzanine, elevators, conveyor belts and other equipment to be installed in the Building for the purpose of handling materials and products to be sold by Lessee and includes Lessee Lighting.

     "Net Usable Warehouse Space" shall mean the space so designated in the Plans and Specifications, which space shall not include the Office Space, any platform or loading dock space that extends beyond the exterior walls, or any space on any mezzanine, whether fixed, rack-supported or otherwise, and is approximately 2,977.3 tsubo (approximately 9,842.25 square metres), subject to actual measurement pursuant to Article 1.2 hereof;

     "Office Rent" shall have the meaning set forth in Article 6.1 hereof;

     "Office Space" shall mean the space so designated in the Plans and Specifications comprising two floors within the Building, which space is approximately 149.9 tsubo (approximately 495.63 square metres), subject to actual measurement pursuant to Article 1.2 hereof;

     "Plans and Specifications" shall mean the plans and specifications for the Building to be approved by Lessee, including without limitation specifications as to the capacity of the electrical system and Lessor Lighting, as designated, modified, added to, or deleted from by the Lessee, from time to time, in accordance with the Construction Contract and which until further designation, modification, addition, or deletion by Lessee shall be the provisional plans and specifications attached hereto as Exhibit "A" and made a part of this Agreement;

     "Premises" shall mean the Building and the Land;

     "Project Manager" shall mean the company appointed to such role by Lessor and approved by Lessee;

     "Rent" shall have the meaning set forth in Article 6.1 hereof;

     "Scheduled Completion Date" shall mean October 1, 1998; and

     "Warehouse Rent" shall have the meaning set forth in Article 6.1 hereof.

1.2 All measurements of floor space contained herein are approximate and are calculated from the interior of the perimeter walls of the relevant structure or space and include floor space covered by interior walls or interior columns or other supports. As soon as practicable after the erection of the relevant perimeter walls, actual measurements of all relevant floor space shall be made at the Lessor's cost, and, subject to the approval of Lessee, such measured space shall be deemed to be applicable for all purposes hereunder.

1.3 In the event Lessee assigns its rights hereunder to a Controlled Affiliate, or if a Controlled Affiliate enters into the Lease Contract as lessee or the rights of Lessee thereunder are assigned to such Controlled Affiliate, all references herein or therein to "Lessee" shall be deemed to refer solely to such Controlled Affiliate and not to Lessee, which shall be released from all liability hereunder or thereunder, as the case may be.
     In such event, Lessee (Viking Office Products, Inc.) shall guarantee such Controlled Affiliate's obligations hereunder and under the Lease Contract.

ARTICLE 2.  ENGAGEMENT

2.1 Lessee hereby engages that on the date to be agreed by Lessor and Lessee that construction of the Building is substantially complete (the "Agreed Start Date"), which shall be no earlier than thirty (30) days prior to the Completion Commitment Date, Lessee shall lease the Building from Lessor pursuant to the terms and conditions set forth herein, and Lessor engages to lease the Building to Lessee upon said terms and conditions.

2.2 Lessee agrees the Building shall be used for the purpose of warehouse, distribution centre, office and related functions (including training for warehouse and distribution operations), that Lessee shall
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     comply with all local zoning and use regulations, and that the Building shall not be used for other use without prior notice to the Lessor.

2.3 The Lease agreed upon hereunder shall in no event be construed to include a lease of the Land and Lessee shall acquire no rights or interests in the Land other than expressly set forth hereunder and which are reasonably necessary for its uses of and access to the Building. Lessee further acknowledges that it has not been granted any rights of Shakuchi-ken pursuant to the Japanese law referred to as Shakuchi-Shakka-Ho.

2.4 Lessor is and intends to remain the owner and/or lessee of the Land as set forth in Article 9.3(a) hereof and the owner of the Building, in each case during the Lease term as provided in Article 11.1 hereof. Notwithstanding said intention of Lessor, if, due to Lessor's business necessity, Lessor must sell its interest in the Land or the Building or both during said Lease term, Lessor shall have the right to sell its interest in the Land (including its leasehold interest in the Leased Parcels) or the Building, or both, to a third party; provided, however, Lessee shall have a right of first refusal to purchase the same on the same terms as those contained in a bona fide firm offer to purchase from such third party; provided, that,
       ---- ----
     Lessee must exercise such right of first refusal within sixty (60) days of Lessee receiving from Lessor written notice of such firm offer of purchase and that such notice contains reasonably sufficient detail of said firm offer so that Lessee can identify the material terms of, and if necessary, verify the validity of, such firm offer, and during such 60-day period Lessor shall cooperate in Lessee's due diligence in determining whether to exercise such right; provided, further, that the sale of Land or the Building or both during said Lease term to any third party other than Lessee shall be subject to execution by said party of an agreement, in a form acceptable to Lessee, under which said party shall assume all obligations of the Lessor under this Agreement and the Lease Contract, during the balance of said Lease term. Notwithstanding the foregoing, Lessor may transfer or sell its interest in the Land or Building to a Controlled Affiliate, provided that Lessor provides written notice of such proposed sale or transfer to Lessee no later than sixty (60) days prior thereto, but Lessee shall have no first refusal or approval right with respect to such sale or transfer. Lessor shall not in any event transfer or sell its interest in the Land or the Building to any person or entity engaged in the business of manufacturing or selling office products.

2.5 No sale to any third party or Lessee pursuant to Section 2.4 hereof or otherwise shall (i) adversely effect any rights or increase the costs of Lessee hereunder or under the Lease Contract; (ii) relieve Lessor of any of its obligations under the Service Agreement (if any) or (iii) otherwise modify any such rights or obligations adversely with regard to Lessee. Notwithstanding any transfer or sale of any of Lessor's interest in the Land or the Building to a Controlled Affiliate, Lessor shall remain primarily liable for all obligations of the Lessor hereunder and under the Lease Contract and shall guarantee that no actions by such Controlled Affiliate will be inconsistent with the obligations of the Lessor hereunder or under the Lease Contract, including without limitation that no actions of such Controlled Affiliate shall adversely effect any rights or increase the costs of Lessee hereunder or otherwise modify any such rights adversely with regard to Lessee. Lessor shall indemnify Lessee from and against any losses sustained by Lessee by reason of any such sale to any third party (including a Controlled Affiliate) or Lessee or such increased costs. Such indemnity obligation shall survive such sale and/or the termination of this Agreement or the Lease Contract for a period of two (2) years.

ARTICLE 3.  CONSTRUCTION AND CONSTRUCTION PERIOD

3.1 Lessor shall be responsible for obtaining all permissions or approvals, unless otherwise stipulated in this Agreement, which are required from governmental authorities in order to complete construction of the Building according to the Plans and Specifications and the construction schedule as specified by the Lessee and to which Lessor gives its consent, which shall not be unreasonably withheld, and which shall be contained in the Construction Contract and in order to permit Lessee to occupy the Premises. Lessor's obtaining of all such permissions or approvals shall be a condition precedent to Lessee's execution of the Lease Contract and to Lessee's obligations under the Lease.

3.2 The Building shall be constructed in accordance with the Plans and Specifications; provided, however, the parties hereby acknowledge and agree that the content of the provisional plans and specifications set forth in Exhibit "A" have been determined and stipulated and that the content of the final Plans and Specifications shall be determined and stipulated in accordance with the Lessee's requirements. Lessor at all times shall maintain an accurate summary of the Plans and Specifications in the English language and, at Lessee's request, shall provide accurate detailed breakdowns of the Plans and Specifications,
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                                      -5-

     including any changes therein or thereto, in the English language as Lessee may request, all at Lessor's cost and expense. In the event either party desires to amend or modify the Plans and Specifications, or the specifications for the Interior Works, such party promptly shall notify the other party of the desired amendment or modification and its best good-faith estimate of the incremental construction cost (or savings) associated therewith. Lessee reserves the right to approve or reject any proposed amendment or modification. If such incremental cost of such amendment or modification, in the aggregate with the costs of all previous amendments or modifications, is not greater than one million yen ((Yen)1,000,000), Lessor shall bear the full amount of such costs. In the event such costs exceed one million ((Yen)1,000,000), then the parties shall negotiate in good faith as to apportioning the costs in excess of such amount. Lessor shall be responsible for any (i) defects in the Building, whether latent or otherwise; (ii) noncompliance or nonconformity of the Building to or with any applicable codes or regulations; and (iii) nonconformity of the Building with the Plans and Specifications, and Lessor shall cure all such defects, noncompliance or nonconformity at no cost to Lessee. Such cure shall be a condition precedent to Lessee's execution of the Lease Contract and to Lessee's obligations under the Lease. In addition to the aforementioned provisions of this Article 3.2, Lessor assumes all and any other liabilities for any loss or damages arising from any defect in the Building and the Plans and Specifications or from any such noncompliance or nonconformity, or as a result of the Building being unsuitable for Lessee's purposes.

3.3 Construction and installation of all Interior Works shall be undertaken pursuant to Article 5 and shall be the sole responsibility and obligation of the Lessor. In undertaking the Interior Work, Lessor agrees to use its best efforts to follow and abide by the requests and instructions of Lessee which are reasonably necessary to enable Lessee or its designee to install the MHE.

3.4 Construction of the Building shall commence on or around the Building Works Commencement Date and is expected to be completed on or before the Scheduled Completion Date. No later than sixty (60) days prior to the date on which Lessor anticipates that Actual Completion shall occur Lessor shall notify Lessee in writing of such anticipated date, provided that such notification shall not be deemed to be a representation that Lessor expects to receive the required governmental permissions or approvals to permit Lessee to occupy the Premises by such date. Within twenty-one (21) days of receipt of such notice, Lessee shall inspect the Building and notify Lessor of any deviations from the then-current Plans and Specifications that Lessee believes exist. Lessee shall be deemed to waive any and all claims as to any other deviations, but not as to any latent defects or as to any defects or deviations arising or occurring after the inspection, from such Plans and Specifications upon the expiration of such twenty-one day period.

3.5 Subject to Article 3.4 and Article 17.9 hereof, Lessor shall be responsible for any failure of Actual Completion of the Building to occur by the Completion Commitment Date. If there is any failure of Actual Completion of the Building to occur by the date that is fourteen (14) days after the Completion Commitment Date, Lessee's obligation to pay Rent hereunder shall cease and Lessor shall, commencing with the day following the Completion Commitment Date, reimburse Lessee for all of its costs in connection with printing catalogs that will have then been printed and pay Lessee
                                                        ---
     liquidated damages for each day until the date of Actual Completion of the Building at a per-day rate equivalent to the daily Rent that would otherwise be applicable (the "Liquidated Damages Rate"). If Actual Completion does not occur within six (6) months of the Completion Commitment Date, (i) Lessee may at any time from the day following the end of such 6-month period terminate this Agreement and the Lease Contract without any further obligation on the part of the Lessee; (ii) upon such termination all of Lessee's obligations hereunder or thereunder shall forthwith terminate; and (iii) Lessor shall pay to Lessee upon demand as liquidated damages an amount equivalent to the full amount of Lessor's costs of construction, as certified by a firm of independent certified public accountants designated by Lessor, that have been expended by and/or are due to third parties from Lessor. Notwithstanding such termination, Lessor's obligation to pay such liquidated damages up to the date of such termination shall survive the termination.

3.6 Provided Lessee is not in material breach of any provision of this Agreement, all proceeds derived from any claim or suit by Lessor against the Contractor shall, following reimbursement to Lessor for any costs or expenses incurred by Lessor in respect of such suit or claim, and payment of any additional amounts owing to Lessor from Lessee or Contractor, be for the account of Lessee.

3.7 Lessor and Lessee agree that Lessee shall be entitled to full review of the Construction Contract in advance of execution thereof, and may require in its discretion any modifications, additions, or
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     revisions thereto prior to such contract taking effect, for purposes of ensuring the Plans and Specifications and planned quality of the Building and its suitability for its intended purposes.

ARTICLE 4.  EFFECTUATION OF LEASE AND DELIVERY OF BUILDING

4.1 The Lease shall become effective on the Agreed Start Date in accordance with the terms and conditions set forth herein.

4.2 As soon as practical after the parties have agreed on the Agreed Start Date, Lessor and Lessee shall execute in writing the Lease Contract in accordance with the terms and conditions contained herein. The Lease Contract shall not contain any terms or conditions inconsistent with the terms hereof but may contain supplemental terms as may be agreed by the parties.

4.3 Subject to Lessee's right to use the Building for installation of the MHE hereunder, upon execution of the Lease Contract by both parties, Lessor shall deliver and make available the Building to Lessee; provided however, Lessor shall have no obligation to deliver the Building to Lessee unless and until the Lease Contract is executed; provided, further, however, that if the Lease Contract is not executed, or its execution is delayed beyond the fifth (5th) day following the date of Actual Completion, due to the fault or negligence of the Lessor, the Lessor shall be liable to the Lessee for Lessee's damages, which damages shall be the greater of (i) damages at the Liquidated Damages Rate for each day from such fifth day to and including the date of execution (if any) and (ii) Lessee's damage resulting from such failure to execute (including any attorney's fees). Without prejudice to Lessee's right to payment of such damages, on or after the earlier of such fifth day or the day following the expiration of six (6) months following the Completion Commitment Date, Lessee may terminate this Agreement without any further obligation on the part the Lessee, and upon such termination all of Lessee's obligations hereunder shall forthwith terminate. Notwithstanding such termination, Lessor's obligation to pay damages hereunder shall survive the termination.

ARTICLE 5.  INTERIOR WORKS

5.1 Subject to Article 5.2, during construction of the Building and prior to the Actual Completion of the Building, Lessor shall, at its own expense and by means of one or more construction contractors chosen by Lessor with the approval of Lessee, cause to be constructed or installed in the Building the Interior Works (including the Lessor Lighting). Lessor shall be responsible for any defects in the Interior Works. Lessor warrants and covenants to Lessee that Lessee's construction contractor for the MHE, and its subcontractors for such work (the "MHE work"), shall have reasonable access to the Land and Building, during the construction of the Building and beginning no later than the Agreed Start Date, to enable the MHE construction contractor and its subcontractors to complete required MHE work according to Lessee's schedule for such work and the construction schedule for the Building, subject, however, to Lessee providing Lessor with Lessee's schedule for the MHE work and any other reasonably necessary information which the Lessor requests from Lessee in respect of such work. Lessor acknowledges that Lessee requires that such work be completed no later than the Completion Commitment Date. In the event Lessee's contractor and/or subcontractors cannot complete the MHE work by such date as a result of Lessor's breach of the foregoing warranty or as a result of Lessor's or its contractors' or subcontractors' negligence or willful misconduct, then a "failure of Actual Completion" shall be deemed to have occurred for purposes of Article 3.5 hereof, and Lessee shall have all the rights of Lessee set forth in such Article.

5.2 Lessee, or any employee, agent or contractor thereof, undertaking construction or installation of the MHE shall do so with reasonable care and diligence, and in a manner which will not cause any damage to the Building or cause any delay in achieving Actual Completion of the Building. Lessee's contractors for the MHE work shall indemnify, defend and hold harmless both Lessor and Lessee from any and all claims or damages incurred by either party as a result of the faulty or negligent construction or installation of the MHE, including any damage to the Building or suffered by the other staff or contractors of either Lessor or Lessee.

5.3 Any loss or damage incurred due to a delay in the Actual Completion of the Building, including any payment of Rent due to which Lessor would otherwise be entitled, due to the faulty or negligent construction or installation of MHE by the MHE contractor shall be borne by that contractor party responsible, and such shall indemnify, defend and hold Lessee and Lessor harmless from any such loss or damage.
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ARTICLE 6.  RENT

6.1 During the term of the Lease, Lessee shall pay Lessor monthly rent ("Rent") in the amounts set forth in Schedule 1 hereto with respect to rent for the warehouse and distribution centre space ("Warehouse Rent") and rent for the office space ("Office Rent"). Lessee shall also remit to Lessor an amount equal to the consumption tax assessed by the government of Japan in respect of said Rent. During the term of the Lease, the Lessor shall not request any increase in said Rent pursuant to Article 32 of the Shakuchi-Sakka-Ho. Notwithstanding the foregoing, in the event of an extraordinary change in the economy of Japan, the parties may discuss revisions to the Rent set forth herein as may be appropriate in the circumstances.

6.2 Upon execution of this Agreement, Lessee shall pay to Lessor a sum equivalent to one month of Rent at the rate applicable to months beginning with the nineteenth month of the Lease term as payment of the last month's Rent for the period of Lessee's occupancy hereunder or under the Lease Contract. In the event Lessee's occupancy does not begin and Lessee is not in material breach hereunder, Lessor shall forthwith upon demand repay such Rent to Lessee. Lessor shall be under no obligation to pay Lessee any interest with respect to the holding of such sum. All other Rent, the applicable consumption tax, and any other sums payable by Lessee to Lessor hereunder shall be paid to Lessor in arrears no later than thirty (30) days following the last day of the month to which such amount is applicable. The Rent and other sums shall be remitted by telegraphic transfer to the bank account designated by Lessor from time to time, and all charges incurred for such transfer shall be borne by Lessee.

6.3 The Rent shall be a total sum, i.e., Lessee shall not be responsible for any additional charges with respect to maintenance, operating and repair expenses for the Premises, as set forth in Article 7, the real estate taxes on the Premises, as set forth in Article 16, or the insurance required pursuant to Article 10.

6.4 In the event Lessee fails to pay, when due, Rent or any other amount owing to Lessor under this Agreement, Lessee shall pay to Lessor overdue interest on the amount so owing at the rate of 15% per annum until payment in full is received on such amounts. For the purpose of calculating amounts due and outstanding hereunder, all payments received from Lessee shall be applied first to any overdue interest or other amounts owed Lessor, and only after all such amounts have been paid shall any payment be applied to Rent.

6.5 So long as Lessee shall not be in material breach of this Agreement or the Lease Contract, no security deposit shall be required in respect of Lessee's occupancy of the Building.

ARTICLE 7.  USE, MAINTENANCE AND REPAIR OF PREMISES

7.1 Lessor shall, during the term of the Lease, use, manage and maintain such parts of the Premises and the Interior Works with such care as to be exercised by a good manager. For the avoidance of doubt, Lessee shall be responsible for (i) use, management and maintenance of all Material Handling Equipment, provided, however, that Lessee may hereafter request Lessor to maintain all or part of the MHE or other installed equipment pursuant to terms mutually agreeable to Lessor and Lessee, and (ii) damage to the Building or Lessor's fixtures that are caused by the fault or negligence of Lessee's employees. Lessor shall, except for reasonable wear and tear on the Premises during the Lease term, be responsible to perform all maintenance and repair necessary to preserve the Premises, except for the Lighting, in good order, including, but not limited to, the maintenance and repair of all interior and exterior walls, ceilings, roofs, floors, tanks/cisterns, water supplies and drainage, electrical fixtures and wiring, air conditioning as installed, parking and trucking areas, and all other fixtures, plant, grounds, etc. Lessor acknowledges and agrees that it is of the essence of this Agreement and the Lease Contract that the roof and floors of the Building and all parking and trucking areas be maintained in a manner that will permit the unobstructed and efficient operation of Lessee's business at the Premises and in particular that the roof not leak, that the concrete floors be free of cracks that can hinder the movement of vehicles, materials or equipment and that the settling of the parking and trucking area be balanced. Lessor shall take all such actions as Lessee may reasonably request to remedy any deficiencies with respect to the roof, floors and parking and trucking areas, at Lessor's expense.
     Notwithstanding the foregoing or any other provision of this Agreement or the Lease Contract, Lessor shall indemnify Lessee for any and all of Lessee's damages arising from or related to any failure or delay in performing any such maintenance or repairs or in remedying such deficiencies, including lost profits for any period during which Lessee's normal business is interrupted as a result thereof. Lessor shall initially install at its expense eighty-one (81) multi-halogen bulbs in the Lighting and Lessee shall be responsible for all other light bulbs. Lessee shall, except for reasonable wear and tear, be responsible to perform all maintenance and repair to preserve the Lighting in good order and to replace all light bulbs as Lessee deems necessary.

7.2 Lessee shall, during the term of the Lease, be responsible for the purchase, installation, maintenance and repair of any security system that Lessee may install at the Premises.

7.3 Lessee shall be entitled to establish its own rules for management of the Building; provided, however, said rules shall be in compliance with this Agreement and the Lease Contract, and are subject to the prior consent of Lessor, such consent not to be unreasonably withheld.

7.4 Lessee shall promptly notify Lessor of any damage to or defect in the Premises which comes to the knowledge of Lessee.

7.5 Lessee shall be solely responsible during the term of the Lease for procuring all utilities and services which Lessee deems necessary for its intended use of the Building, including, but not limited to, electricity, gas, water, sewage, telecommunications and maintenance services, provided that Lessor shall be responsible for providing and maintaining all physical connections between the interior of the Building and the exterior.

7.6 Lessee shall not change or alter the structure of the Building or undertake any construction work which may significantly weaken the Building; provided, however, Lessee may, subject to obtaining Lessor's prior written consent, which consent shall not be unreasonably withheld, undertake construction for remodeling of Lessee's possessions or for the addition or changing of Lessee's Material Handling Equipment, except for such changes or alterations as may significantly weaken the Building. In no event shall Lessee change or make alteration to or addition upon the Land without the prior written consent of Lessor, which shall not be unreasonably withheld.

7.7 Lessor shall prepare and implement at its own expense any and all large scale repair plans required pursuant to local or national law; provided, however, any such plan shall be formed and agreed to with the prior written consent of Lessee, such consent not to be unreasonably withheld.

7.8 Lessor shall conduct its activities relating to the Premises as a good corporate citizen and shall endeavour to develop and maintain good relations with neighbors and relevant authorities. In the event of any dispute regarding the management or the use of the Premises, Lessor shall notify Lessee of any such dispute, including, where appropriate, a detailed report of the circumstances, and shall settle such dispute as soon as possible at Lessor's sole cost and expense. Lessor further agrees to bear the burdens of good citizenship in the area through participation in or donations to commonly supported neighborhood causes; providing, however, that such to be solely at the Lessor's discretion and in compliance with all applicable laws.

ARTICLE 8.  DAMAGE TO THE PREMISES

8.1 Until Actual Completion of the Building, Lessor shall bear all risk of loss or damage to the Premises due to any cause whatsoever. After Actual Completion of the Building, during the Lease term, Lessor shall bear all risk of loss or damage to the Premises, and if such loss or damage occurs during the Lease term, Lessor shall, at its cost, repair or reconstruct the Building and other physical improvements on the Premises at least to the condition which existed prior to such loss or damage.

8.2  In addition to the risks of loss or damage to the Building described by
     Article 8.1, Lessor shall bear all other risk of loss or damage to the Building by any cause whatsoever other than the fault or negligence of the Lessee and if such loss or damage occurs before the expiration of the term of the Lease, Lessee shall at Lessee's sole option, either (a) at Lessor's cost require that the Building be repaired or reconstructed to at least the condition that existed prior to such loss or damage, or (b) terminate this Agreement and/or the Lease Contract without any further obligation to the Lessor except to pay the Lessor an amount equivalent to the Rent owing to the Lessor up to the date at which a notice of termination is served upon the Lessor.

8.3 If during the Lease term, (i) the Building is damaged or destroyed, in part or in whole, or becomes uninhabitable, or (ii) if any local or national government official, department or division shall condemn the Building or any part thereof as not in conformity with the laws and regulations regulating to the construction thereof, or that said governmental representative orders or requires any alterations, repairs or installations as may be necessary to comply with such laws, orders or regulations (the validity of which Lessor has the natural entitlement to contest in good faith), Lessor shall be responsible for undertaking all such alterations, repairs or installations and complying with such laws, orders or regulations as maybe required to the extent the same relate to the elements of the Building or defects in the Building or the Land, and Lessor shall be responsible for undertaking all other such alterations, repairs, or installations and complying with such laws, orders or regulations as may be required with respect to the Building; and (iii) if, by reason of the applicability of the foregoing (i) or (ii), or the applicability of Article 8.1 or Article 8.2, Lessee is deprived of the substantial use of the Building, the payment of Rent and all other amounts payable by the Lessee hereunder shall be suspended and the running of the Lease term may be suspended at the option of the Lessee, until such time as Lessor and Lessee mutually agree that the repairs and reconstruction, as required by Article 8.1 or Article 8.2, or the alterations, repairs or installations and complying with the laws, orders, or regulations, as required by this Article 8.3, have been completed, whereupon Lessee's payment of Rent and all other amounts payable by Lessee hereunder and the running of the Lease term shall resume; provided that, in all other cases where Article 8.1, Article 8.2 or Article 8.3 applies, the payment of Rent and all other amounts payable by Lessee hereunder shall remain in full force and effect, so long as the repairs and reconstruction, if required, by the Lessor under Article 8.1, or the alterations, repairs or installations and complying with the laws, orders or regulations, if required by the Lessor under Article 8.3, are being promptly and diligently carried out by Lessor.

8.4 Lessee shall be obliged to compensate Lessor for any loss or damage incurred to the Premises as a result of any change, alteration or addition to the Premises made by Lessee without Lessor's written consent. Lessor hereby consents to the installation of the Material Handling Equipment and the mezzanine.

8.5 Lessor shall be responsible prior to the start of the Lease term for providing adequate security at the Premises, provided that Lessee shall be responsible for the security of the MHE at all times. From the start of the Lease term, Lessee shall be responsible for such security at the Premises as it deems appropriate. During the Lease term, Lessee shall promptly notify Lessor of any condition or incident at the Premises which may jeopardize such security.

ARTICLE 9.  COVENANTS

9.1  Lessee warrants, represents and covenants to Lessor that:

          (a) It has full power and authority to enter into this agreement and the Lease Contract and that this Agreement constitutes and the Lease Contract when executed and delivered will constitute valid and legally binding obligations of Lessee;

          (b) It shall comply with any and all laws, statutes, ordinances, and regulations in Japan, now or hereinafter in force, applicable to Lessee and the Premises, and shall promptly notify Lessor in writing of any failure to comply with any such laws, regulations and the like; provided, however, that so long as Lessee, subsequent to such notice, complies with such laws, regulations and the like, the initial noncompliance by Lessee, shall, notwithstanding any other provision of this Agreement or the Lease Contract to the contrary, not be grounds to terminate or claim a breach of this Agreement or the Lease Contract;

          (c) It shall (i) not cause or permit any Hazardous Materials, other than those being part of the Lessee's normal stock in trade, should such be the case, to exist on or be discharged from the Premises; (ii) promptly pay any claim against Lessor or the Premises arising out of any Hazardous Material existing on or discharged from the Premises due to the fault or negligence of the Lessee; and (iii) indemnify and hold Lessor and the Premises harmless from and against any and all losses, liability, suits, obligations, fines, damages, and the like (including, without limitation, all reasonable legal and consulting fees and expenses) which may be suffered or incurred by or asserted against Lessor or the Premises as a result of any violation of this paragraph;

          (d) It shall pay, pursuant to Articles 6 and 7, Rent and utilities charges required to be paid or reimbursed by Lessee;

          (e) It shall use the Building for the purpose of the Lessee's warehouse, office and distribution centre, including all uses reasonably related and incidental thereto, and Lessee shall not use or suffer the Building to be used for any other purpose, or for any disorderly or unlawful purpose; and

          (f) It shall observe all reasonable and necessary agreements Lessor may execute with governmental or municipal organizations concerning the Premises, such as agreements concerning tree planting on the Land, so long as Lessee has provided its consent to such agreements, which shall not be unreasonably withheld, provided that Lessee shall not be required to bear any costs or expenses under or in relation to such agreements.

9.2 Lessee hereby indemnifies and agrees to indemnify Lessor from and against any and all losses arising out of or relating to any inaccuracy in or breach of any of the foregoing representations or warranties or any breach of the foregoing covenants immediately upon demand by Lessor.

9.3  Lessor warrants, represents and covenants to Lessee that:

          (a) It owns in freehold that portion of the Land identified as the Lessor Parcel on Exhibit "B" (including the map labeled as Exhibit B-
          1) hereto (the "Lessor Parcel"); that it has leased and has valid and enforceable rights as against, the respective owners of each of those portions of the Land identified as the Leased Parcels on Exhibit "B" (including the map labeled as Exhibit B-1) hereto and including both the portions identified as owned by Fuji Tobu Tochi Kairyoku and the portions owned by Private Landlords (the "Leased Parcels"); that Lessor's rights and interests in the Land, including but not limited to the terms of such leases to and such rights in the Leased Parcels, permit and shall continue to permit the construction and leasing of the Building as contemplated hereby throughout the Lease term, at no cost to Lessee payable to the owners of the Leased Parcels; that Lessor shall defend and maintain all rights to maintain the Building on the Land, to lease the Building to Lessee pursuant to the terms hereof and of the Lease Contract and for the purposes contemplated hereby, and to ensure Lessor's access to and enjoyment of the Building as contemplated hereby or by the Lease Contract throughout the Lease term, all at no cost to Lessee payable to the owners of the Leased Parcels.

          (b) It has full power and authority to enter into this Agreement and the Lease Contract and that this Agreement constitutes and the Lease Contract when executed and delivered will constitute valid and legally binding obligations of Lessor, and that Lessee, upon paying Rent and performing its other covenants and obligations herein set forth, shall, subject to the terms of this Agreement and the Lease Contract, peaceably and quietly have, hold and enjoy the Building for the term of the Lease term;

          (c) It shall comply with any and all laws, statutes, ordinances, and regulations in Japan, now or hereinafter in force, applicable to Lessor and the Premises, and shall promptly notify Lessee in writing of any failure by lessor to comply with any such laws, regulations and the like; and

          (d) The construction of the Building on the Land and the use of the Building as contemplated in Section 2.2 hereof do not and will not violate any applicable laws, regulations or ordinances, including without limitation any zoning or use regulations.

9.4 Lessor warrants that it has good and clear title to the Lessor Parcel and that the Lessor Parcel is free and clear of any liens and encumbrances which shall impair or diminish the rights of Lessee or the obligations of Lessor under this Agreement or the Lease Contract during the Lease term, and the Lessor shall not, during the Lease term, permit any such encumbrance on the Land or Building.

9.5 Lessor covenants that Lessee shall at all times during the Lease term peaceably and quietly enjoy the Premises without any disturbance from Lessor or any person claiming through Lessor. Except as otherwise agreed by Lessee and Lessor, Lessor may enter the Premises only upon reasonable prior notice and at reasonable times, and solely for the purpose of inspecting the Premises or performing work made necessary by a default of Lessee hereunder or under the Lease Contract, or as required by applicable law.

9.6 Lessor hereby indemnifies and agrees to indemnify Lessee from and against any losses arising out of or relating to any inaccuracy in or breach of any of the foregoing representations or warranties or any breach of the foregoing covenants, immediately upon demand by Lessee. Without limiting the generality of the foregoing, Lessor shall indemnify Lessee from and against any and all losses arising out of or relating to any lien, encumbrance or restriction on the use of the Land (including the Lessor Parcel and the Leased Parcels) or Lessor's inability to access, use and enjoy the Building as contemplated hereby or by the Lease Contract, which losses shall include, without limitation, Lessee's reasonable costs of vacating the Building and relocating to other facilities, its lost profits as a result of lost sales during any period of business interruption but only as long as the existence or continuance of such lien, encumbrance or restriction is due to a breach of Lessor's representation, warranty or covenant, and reasonable attorney's fees and expenses.

ARTICLE 10.  INSURANCE

10.1 During the term of the Lease, Lessor shall, at its sole cost and expense, purchase and maintain the following types, excluding earthquakes, of insurance in the amounts specified:

          (a) Fire and extended coverage insurance covering the Premises and all of the inventory of Lessee on the Premises against loss or damage by fire and against damage by other risks reasonably requested by Lessee, in amounts equal to the full cost of replacing the Building in the event of total destruction of the same by fire or any other casualty and the full replacement costs of such inventory , with appropriate riders to compensate for the effect of inflation on such replacement cost, and Lessee shall provide as at the effective date of the Lease and at each six-month anniversary thereafter its estimate of such inventory replacement cost; and

          (b) Fire and extended liability coverage covering all of the property on the Premises owned by or in the possession of Lessee, including but not limited to the MHE, all other equipment related to the operations of the warehouse, distribution centre and office, and all inventory of Lessee, against loss or damage by fire or other causes arising by reason of or attributable or related to the negligence or intentional misconduct of Lessor or any of its directors, employees, representatives or agents, in an amount to be specified by Lessee as at the effective date of the Lease and at each six-month anniversary thereafter for the first three years of the term and annually thereafter for the remainder of the term.

          (c) Adequate comprehensive public liability insurance including property damage, insuring Lessor and Lessee against liability for all injuries to persons or property occuring in or about the Premises, or arising out of the ownership, maintenance or use of occupancy thereof.

     Lessor shall not be required to insure the Material Handling Equipment.

10.2 In the event Lessor is required to pay any charges in connection with its financing the construction of the Building or the ownership of the Land, such shall be borne by Lessor.

10.3 All policies of insurance required hereunder shall name Lessee as a second insured on said insurance policies and shall provide further that not less than thirty (30) days written notice shall be given to the Lessee before such policy may be cancelled or changed to reduce the insurance coverage provided thereby. Lessor shall from time to time, as requested by Lessee, furnish Lessee with copies of each of Lessor's insurance policies and the receipts for the payments of premiums thereon.

10.4 In the event of any damage or destruction of the Premises, Lessor shall be responsible for adjusting the loss and settling all claims with the insurance companies issuing the above policies.

ARTICLE 11.  TERM OF LEASE

11.1 The term of the Lease shall be ten (10) years commencing from the Agreed Start Date.

11.2 Neither Lessor nor Lessee shall have any right to terminate this Agreement during the term other than as set forth in Article 12 and Article 13.

ARTICLE 12.  TERMINATION BY LESSOR

12.1 Upon the occurance of any of the following events of default, Lessor shall have the right to immediately terminate this Agreement and the Lease
     Contract:

     (a) Lessee becomes insolvent, or makes an assignment for the benefit of creditors;

     (b) Lessee files a petition for bankruptcy, or any party files a bona fide petition for bankruptcy against Lessee, or Lessee is adjudged bankrupt or insolvent in any judicial proceedings;

     (c) All or a material portion of Lessee's assets are seized, attached or subject to a compulsory sale in respect of suit or claim by any third party; or

     (d) A receiver or trustee is appointed for all or a material portion of Lessee's assets or any portion of the Premises.

12.2 Upon occurance of any of the following events of default, Lessor shall have the right to terminate this Agreement and the Lease if such event of default remains uncured thirty (30) days following the giving of written notice thereof:

     (a) Lessee fails to pay the Rent, or any other amount required under this Agreement or the Lease;

     (b) This Agreement or the Lease devolves by operation of law upon any person or entity other than Lessee, or if Lessee abandons or vacates the Building;

     (c) Lessee otherwise materially breaches any provision of this Agreement or the Lease.

12.3 In addition to Lessor's right to termination, upon occurance of any of the events in Articles 12.1 or 12.2 of this Agreement or corresponding provisions of the Lease Contract and the passing of the required notice period, if any, Lessor shall have the right to the following:

     (a) Immediately retake possession of the Building and relet same upon any reasonable terms;

     (b) Reimbursement from Lessee of all costs incurred in relation to such termination and retaking of possession of the Building, including, without limitation, court costs and reasonable attorney fees;

     (c) Recover all damages incurred as a result of Lessee's default including, but not limited to, any and all costs associated with reletting the Building, including necessary repairs and unpaid Rent.

12.4 Upon the expiration or prior termination under Articles 12.1 through 12.3 of this Agreement or corresponding provisions of the Lease Contract, Lessee shall have no right to claim or demand against Lessor in respect of the termination of this Agreement or the Lease, or the retaking of possession of the Building by Lessor unless such claim or demand arises from or relates to Lessor's gross negligence or willful misconduct. Lessor shall have no obligation whatsoever in respect of payment of reimbursement of Lessee for, amongst other things, fixtures comprising a part of the Building or Interior Works, or for damages or other payments in connection with vacating the Building, or for renting, procuring or moving to other facilities unless such damages or other payments arise from or relate to Lessor's gross negligence or willful misconduct.

ARTICLE 13.  TERMINATION BY LESSEE

13.1 Upon the occurance of any of the following events of default, Lessee shall have the right to immediately terminate this Agreement and the Lease Contract, without any further obligation to the Lessor whatsoever:

     (a) Lessor becomes insolvent, or makes an assignment for the benefit of creditors;

     (b) Lessor files a petition for bankruptcy, or any party files a bona fide petition for bankruptcy against Lessor, or Lessor is adjudged bankrupt or insolvent in any judicial proceedings;

          (c) All or a material portion of Lessor's assets are seized, attached or subject to a compulsory sale in respect of suit or claim by any third party;

          (d) A receiver or trustee is appointed for all or a material portion of Lessor's assets or any portion of the Premises.; or

          (e) Lessor's rights to maintain the Building on the Land or lease the Building to Lessee cease or Lessor is in breach of its covenants under
          Section 9.2(a) hereof.

13.2 Upon occurance of any of the following events of default, Lessee shall have the right to terminate this Agreement and the Lease Contract, without any further obligation to Lessor whatsoever, if such event of default remains uncured thirty (30) days following the giving of written notice thereof:

          (a) Lessor assigns any of its obligations under this Agreement or the Lease Contract to any third party, unless such third party shall have executed an agreement, in a binding form acceptable to Lessee, under which said third party shall assume said obligations of Lessor under this Agreement and the Lease Contract and shall not disturb any of the rights of Lessee under this Agreement and Lease Contract;

          (b) This Agreement or the Lease devolves by operation of law upon any person or entity other than Lessor or its Controlled Affiliate;

          (c) Lessor otherwise materially breaches any provision of this Agreement or the Lease Contract.

13.3 In addition to Lessee's right to terminate as provided in Articles 13.1 and 13.2, in event of such termination, (i) Lessor shall be liable to Lessee for all of Lessee's damages incurred as a result of such termination including but not limited to reasonable lost profits and reasonable costs of vacating the Building and moving to other facilities, until Lessee can resume operations at new facilities and reasonable printing costs; and (ii) Lessee shall have the right to lease the Building from any third party to whom the Lease Agreement or Lease Contract is assigned or devolved upon by operation of law, under the same terms and conditions of this Agreement and the Lease Contract, for the balance of the Lease term and any Renewal Term.

ARTICLE 14.  VACATING OF THE BUILDING

14.1 Upon expiration or termination of the Lease, by lapse of time or otherwise, Lessee shall vacate the Building and return it to its original condition, excepting allowance for reasonable and natural wear and tear, and deliver the same back to the possession of the Lessor.

14.2 Lessee shall be responsible for removing all fixtures, etc, from the Building. Any and all fixtures, etc, remaining on the Premises shall be the property of the Lessor; provided however, in the event Lessor deems it necessary to dispose of or destroy any such fixtures, etc, the reasonable expenses incurred by Lessor for doing so shall be borne by Lessee. Lessee shall bear the costs charged by governmental authorities in connection with amendment or alteration of real property registration records (fudosan-
                                                                     ------
     toki) that are reasonably attributable solely to removal of the mezzanine, and Lessor shall bear all other costs with regard to any other amendment or alteration of such records with respect to the Land or the Building.

14.3 In the event that upon expiration or termination of the Lease Lessee fails to vacate the Building, Lessee shall pay Lessor one hundred and twenty five percent (125%) of the amount of Rent until it vacates the Building; provided however payment of such Rent or the failure to vacate shall not, jointly, or separately, operate to extend the Lease nor act to preclude Lessor from pursuing all other legal rights and remedies it may have pursuant to this Agreement, the Lease Contract or at law for damages or specific performance, or both.

14.4 Upon vacating the Building, Lessee shall not claim that Lessor is required to purchase, upon expiration or termination of the Lease, any internal fixtures which Lessee originally installed in the Building (including the MHE), or that Lessee is entitled to any refund of beneficial expenses or compensation for removal.

ARTICLE 15.  LIQUIDATED DAMAGES

15.1 In the event that the Lease is terminated by the Lessor pursuant to an act of default on the part of the Lessee as set forth in Articles 12.1 and 12.2 hereof or the corresponding provisions of the Lease Contract, the parties hereby agree that the Lessee shall pay Lessor liquidated damages in an amount equal to twelve (12) months of Rent for the remainder of the then-current Lease term only, calculated at the rate with respect to the twelve
     (12) months preceding such termination. If there shall be less than one (1) year of the then-current Lease term left to run, the sum payable will be equal to the Rent payable to the expiration date of such term.


15.2 In the event that Lessee fails to execute the Lease Contract in violation of this Agreement, Lessee shall pay to Lessor an amount equal to a sum equivalent to the full amount of Lessor's costs of construction, as certified pursuant to the procedures set forth in Article 3.5 hereof.

ARTICLE 16.  TAXES


16.1 Lessor shall be liable for all taxes levied against any leasehold interest of Lessee. Lessee shall be responsible for all taxes levied against personal property and trade fixtures owned or placed by Lessee in or on the Premises.

16.2 Commencing from and continuing for so long as the Lease is in effect or Lessee is in possession of the Building, whichever is the longer, Lessor shall bear the cost of all real estate taxes, assessments or governmental charges of any kind applicable to or levied upon the Premises, including all taxes assessed on Lessor as the owner or lessor of the Premises and the fixed asset tax (koteishisanzei) with respect to the Land, the Building and
                      --------------
     any fixed assets thereon installed or owned by Lessor ("Real Estate Taxes"), together with any interest and penalties lawfully imposed thereon as a result of any late payment by Lessor. For such period, Lessee shall bear the cost of the fixed asset tax (koteishisanzei) on the MHE or any
                                           --------------
     other fixed assets on the Land or the Building installed or owned by Lessee.

16.3 If, at any time during this Agreement or the term of the Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of taxes, assessments or governmental charges levied, assessed or imposed upon real estate and the improvements thereon, there shall be levied assessed upon Lessor a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rents received by Lessor, then all such taxes, assessments, levies or charges shall be deemed to be included with the terms "Real Estate Taxes" for the purposes of this Article.

ARTICLE 17.  MISCELLANEOUS


17.1 Assignment and Subletting. Lessee shall not, without Lessor's prior
     -------------------------
     written consent, which shall not be unreasonably withheld, transfer or sublease all or any part of its lease right to any third party; provided, however, Lessee shall have the right, without Lessor's consent, to transfer or sublease any part of its lease right under this Agreement or the Lease Contract to Lessee's Controlled Affiliate or its parent or other affiliate. Lessor's rights to assign or transfer any of its rights or interests herein shall be subject to Articles 2.4 and 2.5 hereof. A condition of any transfer or assignment of a party's rights or interests hereunder shall be that the relevant assigning or transferring party to this Agreement shall also cause the assignee or transferee, including any of its Controlled Affiliates, and any of its Controlled Affiliates or any third party that is or becomes a party to the Service Agreement between the parties dated as of even date herewith (the "Service Agreement") to comply with such assigning party's, such assignee's or transferee's, or such other Controlled Affiliate's instructions with respect to the rights and obligations expressed to be those of the assigning or transferring party with respect to occupancy of or operations at the Building or the Distribution Center (as defined in the Service Agreement) set forth herein or in the Service Agreement, including without limitation with respect to termination of the this Agreement pursuant to Clause 8.3 or 9.4 of the Service Agreement.

17.2 Governing Law and Languages; Jurisdiction. This Agreement and the
     -----------------------------------------
     performance of the parties hereunder shall be governed by and interpreted in accordance with the laws of Japan. The English-
      language version of this Agreement shall govern all questions of interpretation; the parties acknowledge that a Japanese translation has been provided to Lessor solely for its convenience but shall be of no binding or interpretive effect. For the purpose of any suit brought hereunder, the parties shall agree to submit to the personal jurisdiction and venue of the Tokyo district court.

17.3  Syntax. Words of any gender used in this Agreement shall be held and
      ------
      construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

17.4  Successors in Interest. The terms, provisions, covenants and conditions
      ----------------------
      contained in this Agreement shall apply to, insure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns excepts as otherwise herein expressly provided.

17.5  Headings. The captions inserted in this Agreement are for convenience only
      --------
      and in no way define, limit or otherwise describe the scope or intent of this Agreement, or any provision hereof, or shall in any way affect its interpretation.

17.6  Entire Agreement. This Agreement and the Confidentiality Agreement dated
      ----------------
      December 15, 1997 between Lessee and Lessor contain the entire agreement between the parties in respect of the subject matter contained herein, and no oral statements or representations or prior written matter not contained in this Agreement or such Confidentiality Agreement shall have any force or effect. This Agreement may not be modified in any way except by a writing signed by both parties hereto.

17.7  Notice. Any notice or document required or permitted to be delivered
      ------
      hereunder shall be deemed to be delivered on the day five (5) business days after dispatch when sent by first class air mail, prepaid postage, and deposited in the mails of Japan or the United States, and addressed to the respective party at its address indicated below, or to such other address as the respective party shall notify the other party from time to time:

             If to Lessor:  Suzuyo & Co., Ltd.
                            11-1 Irifunecho
                            Shimizu-shi
                            Shizuoka-ken
                            Japan

                            Attention: Mr. Mitsuhiro Murakami

             If to Lessee:  Viking Office Products, Inc.
                            950 West 190th Street
                            Torrance, CA
                            U.S.A.


                            Attention: Mr. Ron Weissman

17.8  Severability. If any clause of this Lease is held illegal, invalid or
      ------------
      unenforceable, then, and in that event, it is the intention of the parties hereto that the remainder of the Agreement shall remain in full force and effect to the extent possible.

17.9  Force Majeure.  Whenever performance by either party hereto of any of its
      -------------
      obligations hereunder, other than payment of money due, either party's respective obligations with regard to risk of loss or Lessor's obligations under Article 10, is substantially or completely prevented by an act of God, strikes lockouts or labor problems by employees of third parties, transportation dislocations, fuel allocation, shortages of supply, accidents or other casualties, war or civil strife, or any law, regulation or ordinance, beyond the reasonable control of such party, or other cause beyond such control, performance shall be excused for the period during which state of affairs continues.

17.10 Good Faith Discussions.  Any items not provided for in this Agreement or
      ----------------------
      the Lease Contract and any uncertainties with respect to this Agreement or the Lease Contract shall be addressed through good faith discussions between the parties in accordance with law, regulations and generally accepted practices, provided that the foregoing shall not preclude either party from instituting legal action in the event of dispute under this Agreement or the Lease Contract.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                        Suzuyo & Co., Ltd.


                                        By: _________________


                                        Title: ________________



                                        Viking Office Products, Inc.



                                        By: _________________



                                        Title: ________________

                                   Schedule 1


                                      Rent


Warehouse Rent
--------------

     Lessee shall pay to Lessor monthly rent for the specified periods in the amount of the Net Usable Warehouse Space, expressed in tsubo, multiplied by the
                                                              ---------- --
yen amounts set forth below:


     Period                                           Rent Per Tsubo
     ------                                           --------------
First six (6) months
following Actual Completion                              (Yen)4,900


Subsequent six (6) months
(from seventh month through
twelfth month following Actual Completion)               (Yen)5,100


Subsequent six (6) months
(from thirteenth through eighteenth
month following Actual Completion)                       (Yen)5,300


For each subsequent month of term
(beginning with the nineteenth
month following Actual Completion)                       (Yen)5,500

Office Rent
-----------

     Lessee shall pay to Lessor monthly rent for the term of the Lease on the amount of the Office Space, expressed in tsubo, multiplied by (Yen)5,500 per
                                                ---------- --
tsubo.


                   *                  *                    *


For reference:  1 tsubo equals 3.305785 square meters.